Exhibit 4.18

AMENDMENT NO. 8 TO NOTE PURCHASE AGREEMENT

THIS AMENDMENT NO. 8 TO NOTE PURCHASE AGREEMENT, dated as of May 1, 2015 but effective as of the Effective Date (as defined in Section 2 hereof) (this “Amendment”), to the Note Purchase Agreement dated as of June 19, 2012, as amended by Amendment No. 1 thereto dated as of January 15, 2013, Amendment No. 2 thereto dated as of May 8, 2013, Amendment No. 3 thereto dated as of September 30, 2013, Amendment No. 4 thereto dated as of November 5, 2013, Amendment No. 5 thereto dated as of December 23, 2013, Amendment No. 6 to Note Purchase Agreement dated as of June 30, 2014, Amendment No. 7 to Note Purchase Agreement dated as of December 19, 2014 (such note purchase agreement, as so amended, being referred to herein as the “Existing Note Purchase Agreement” and as the same shall be further amended hereby, the “Note Purchase Agreement”), is among NGL Energy Partners LP, a Delaware limited partnership (the “Company”), the Guarantors (solely with respect to Section 5(c) hereof) and the holders of Notes listed on the signature pages hereto (collectively, the “Noteholders”).

RECITALS:

A.                                    The Company and the Purchasers party thereto have previously entered into the Existing Note Purchase Agreement.  Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Existing Note Purchase Agreement.

B.                                    The Guarantors entered into that certain Guaranty Agreement dated as of June 19, 2012 (as heretofore amended, supplemented or otherwise modified, the “Guaranty Agreement”).

C.                                    The Company has requested certain amendments to the Existing Note Purchase Agreement as more fully described herein below.

D.                                    The Noteholders have agreed to such amendments, subject to the performance and observance in full of each of the covenants, terms and conditions, and in reliance upon all of the representations and warranties of the Company, set forth herein.

NOW, THEREFORE, in consideration of the premises and the covenants, terms, conditions, representations and warranties herein contained, the parties hereto hereby agree as follows:

Section 1.  AMENDMENTS TO EXISTING NOTE PURCHASE AGREEMENT.  Subject to the covenants, terms and conditions set forth herein and in reliance upon the representations and warranties of the Company herein contained, the Company and the Noteholders hereby agree to amend the Existing Note Purchase Agreement as set forth below, effective as of the Effective Date:

(a)                                 Amendment to Section 10.12 of the Existing Note Purchase Agreement.  Section 10.12 of the Existing Note Purchase Agreement is hereby amended and restated in its entirety as follows:

“Section 10.12.  Redemption, Dividends, Equity Issuance, Distributions and Payments.  The Company will not, and will not permit any Subsidiary to, at any time:

(a)                                 redeem (whether as a result of mandatory or optional redemption obligations or rights), purchase, retire or otherwise acquire, directly or indirectly, any of the Company’s Equity Interests or any of such Subsidiary’s Equity Interests which are not owned by a Note Party or any wholly-owned Subsidiary thereof, or set aside any amount for any such purpose, except for (i) the redemption by the Company of common units of the Company for an amount not to exceed $15,000,000 in the aggregate in any fiscal year (provided that for the fiscal year ending March 31, 2016, the Company shall be permitted to redeem common units of the Company for an aggregate amount not to exceed $45,000,000) or $50,000,000 in the aggregate during the term of this Agreement (in each case, exclusive of redemptions permitted under clause (ii) of this Section

10.12(a)) and (ii) redemptions in connection with a Permitted Acquisition made in satisfaction of an indemnity obligation owed to a Note Party or Affiliate thereof, in each case so long as no Default or Event of Default exists both immediately before and after giving effect to such redemption;

(b)                                 declare or pay, directly or indirectly, any dividend, except (i) dividends paid to a Note Party which is a direct parent of the Note Party paying a dividend, (ii) non-cash dividends paid to the holders of any Equity Interests of the Company in the form of additional Equity Interests of the Company, and (iii) Cash Dividends to the holders of any Equity Interests of the Company, so long as (x) no Default or Event of Default exists both immediately before and after giving effect to the declaration and the payment of such Cash Dividend and (y) such Cash Dividend does not exceed Available Cash for such quarterly period; or

(c)                                  make any other distribution of any Property, cash, securities or a combination thereof, with respect to (whether by reduction of capital or otherwise) any Equity Interests except as permitted in Section 10.12(b).”

(b)                                 Amendments to Schedule B to the Existing Note Agreement.  Schedule B to the Existing Note Agreement is hereby amended by deleting the definition of “Reallocated Amount” and by amending and restating the definition of “Total Indebtedness” in its entirety as follows:

“Total Indebtedness” means, at any date, all Indebtedness of the Note Parties and their Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP; provided, that Total Indebtedness shall exclude (a) all Hedging Obligations not then due and owing, (b) any contingent reimbursement obligations (including obligations representing the aggregate amount then available for drawing under all Letters of Credit), and (c) the outstanding amount of Working Capital Revolving Loans and Swingline Loans owed to Working Capital Revolving Lenders; provided that the aggregate amount of Indebtedness excluded from Total Indebtedness pursuant to this clause (c) shall not exceed $800,000,000.

Section 2.  EFFECTIVENESS OF AMENDMENTS.  The amendments set forth in Section 1 of this Amendment shall become effective (the date of such effectiveness being referred to herein as the “Effective Date”) upon the satisfaction of each of the conditions provided immediately below in this Section 2 (with each of the documents referred to below being in form and substance satisfactory to the Required Holders and in full force and effect):

(a)                                 Execution and Delivery of this Amendment.  The Noteholders shall have received a copy of this Amendment duly executed and delivered by the Company and the Guarantors, and by the Noteholders constituting the Required Holders.

(b)                                 Representations and Warranties.  Each of the representations and warranties of the Company made in this Amendment shall be true and correct on and as of the Effective Date.

(c)                                  Amendment to Credit Agreement.  The Noteholders shall have received a copy of an amendment in respect of the Credit Agreement, dated on or prior to the date hereof, in form and substance satisfactory to the Required Holders and executed and delivered by the Note Parties, the Administrative Agent and the Required Lenders (as defined in the Credit Agreement).

(d)                                 Proceedings and Documents.  All corporate and other proceedings pertaining directly to this Amendment and all documents and instruments directly incident to this Amendment shall be satisfactory to the Required Holders and their special counsel, and the Noteholders and their special counsel shall have received all such counterpart originals or certified or other copies of such documents as the Required Holders or such special counsel may reasonably request.

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Section 3.  REPRESENTATIONS AND WARRANTIES; NO DEFAULT.  To induce the Noteholders to enter into this Amendment, the Company (by delivery of its counterpart to this Amendment) hereby (i) represents and warrants to the Noteholders that after giving effect to this Amendment and the contemporaneous amendments to the Credit Agreement and the Intercreditor Agreement, its representations and warranties contained in the Note Purchase Agreement are true and correct in all material respects (except for those representations and warranties qualified by “materiality,” “Material Adverse Effect” or a like qualification, which shall be correct in all respects) on and as of the Effective Date with the same effect as though made on and as of the Effective Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties were true and correct in all material respects (except for those representations and warranties qualified by “materiality,” “Material Adverse Effect” or a like qualification, which were true in all respects) as of such earlier date), (ii) represents and warrants to the Noteholders that in connection with this Amendment and all other documents delivered in connection herewith it (x) has the requisite power and authority to make, deliver and perform the same, (y) has taken all necessary limited partnership action to authorize its execution, delivery and performance of the same, and (z) has duly executed and delivered the same and (iii) except to the extent waived herein, certifies that no Default or Event of Default exists under any of the Note Documents (both immediately before and after giving effect to this Amendment) or will result from the making of this Amendment.

Section 4.  EXPENSES.  The Company will promptly (and in any event within thirty (30) days of receiving any statement or invoice therefor) pay all reasonable out-of-pocket expenses and costs incurred by the Noteholders relating to this Amendment, including, but not limited to, the reasonable fees and disbursements of Baker Botts L.L.P., incurred in connection with the preparation, negotiation and delivery of this Amendment, and all other related documentation.  This Section 4 shall not be construed to limit the Company’s obligations under Section 15.1 of the Existing Note Purchase Agreement.

Section 5.  MISCELLANEOUS.

(a)                                 GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b)                                 Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.  Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, the parties hereto.  Delivery of this Amendment may be made by telecopy or electronic transmission of a duly executed counterpart copy hereof; provided that any such delivery by electronic transmission shall be effective only if transmitted in .pdf format, .tif format or other format in which the text is not readily modifiable by any recipient thereof.

(c)                                  Affirmation of Obligations.  Notwithstanding that such consent is not required under the Guaranty Agreement, or any of the other Note Documents to which it is a party, each of the Guarantors consents to the execution and delivery of this Amendment by the parties hereto.  As a material inducement to the undersigned to amend the Existing Note Purchase Agreement, each of the Guarantors (i) acknowledges and confirms the continuing existence, validity and effectiveness of the Guaranty Agreement and each of the other Note Documents to which it is a party and (ii) agrees that the execution, delivery and performance of this Amendment shall not in any way release, diminish, impair, reduce or otherwise affect its obligations thereunder.

(d)                                 Note Document.  This Amendment is a Note Document and all of the provisions of the Note Purchase Agreement which apply to Note Documents apply hereto.

(Remainder of Page Intentionally Left Blank; Signature Pages Follow)

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers effective as of the Effective Date.

NGL ENERGY PARTNERS LP

By:	NGL Energy Holdings LLC,
its general partner

	By:	/s/ Atanas H. Atanasov
	Name:	Atanas H. Atanasov
	Title:	Chief Financial Officer and Treasurer

Signature Page to Amendment No. 8 to Note Purchase Agreement

The foregoing is hereby agreed to as of the date hereof:

NOTEHOLDERS:

THE PRUDENTIAL INSURANCE COMPANY
OF AMERICA, as a Noteholder

By:	/s/ Matthew Baker
Name:	Matthew Baker
Title:	Vice President

PRUCO LIFE INSURANCE COMPANY,
as a Noteholder

By:	/s/ Matthew Baker
Name:	Matthew Baker
Title:	Assistant Vice President

UNIVERSAL PRUDENTIAL ARIZONA
REINSURANCE COMPANY, as a Noteholder

By:	Prudential Investment Management, Inc.,
as investment manager

By:	/s/ Matthew Baker
Name:	Matthew Baker
Title:	Vice President

PRUDENTIAL ARIZONA REINSURANCE
CAPTIVE COMPANY, as a Noteholder

By:	Prudential Investment Management, Inc.,
as investment manager

By:	/s/ Matthew Baker
Name:	Matthew Baker
Title:	Vice President

Signature Page to Amendment No. 8 to Note Purchase Agreement

PRUDENTIAL ARIZONA REINSURANCE
UNIVERSAL COMPANY, as a Noteholder

By:	Prudential Investment Management, Inc.,
as investment manager

By:	/s/ Matthew Baker
Name:	Matthew Baker
Title:	Vice President

PRUDENTIAL RETIREMENT INSURANCE AND
ANNUITY COMPANY, as a Noteholder

By:	Prudential Investment Management, Inc.,
as investment manager

By:	/s/ Matthew Baker
Name:	Matthew Baker
Title:	Vice President

Signature Page to Amendment No. 8 to Note Purchase Agreement

AMERICAN GENERAL LIFE INSURANCE COMPANY (successor by merger to

AMERICAN GENERAL LIFE AND ACCIDENT INSURANCE COMPANY)

AMERICAN GENERAL LIFE INSURANCE COMPANY (successor by merger to

AMERICAN GENERAL LIFE INSURANCE COMPANY OF DELAWARE)

AMERICAN GENERAL LIFE INSURANCE COMPANY (successor by merger to

SUNAMERICA ANNUITY AND LIFE ASSURANCE COMPANY)

THE UNITED STATES LIFE INSURANCE COMPANY IN THE CITY OF NEW YORK

COMMERCE AND INDUSTRY INSURANCE COMPANY

NEW HAMPSHIRE INSURANCE COMPANY

AIG PROPERTY CASUALTY COMPANY (f/k/a CHARTIS PROPERTY CASUALTY COMPANY)

By:	AIG ASSET MANAGEMENT (U.S.), LLC, Investment Adviser

By:	/s/ Curtis F. Sullivan
Name:	Curtis F. Sullivan
Title:	Vice President

Signature Page to Amendment No. 8 to Note Purchase Agreement

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF
AMERICA, as a Noteholder

By:	/s/ Andrew M. Leicester
Name:	Andrew M. Leicester
Title:	Director

Signature Page to Amendment No. 8 to Note Purchase Agreement

SUN LIFE ASSURANCE COMPANY OF CANADA,
as a Noteholder

By:	/s/ Keith Cressman
Name:	Keith Cressman
Title:	Senior Managing Director
Private Fixed Income

By:	/s/ Jeffrey Mayer
Name:	Jeffery Mayer
Title:	Managing Director, Private Securitization Finance
Private Fixed Income

Signature Page to Amendment No. 8 to Note Purchase Agreement

Agreed to and acknowledged by the undersigned solely with respect to Section 7(c) hereof:

GUARANTORS:

ANDREWS OIL BUYERS, INC.
ANTICLINE DISPOSAL, LLC
BLUE GRAMA LAND CORPORATION
CENTENNIAL ENERGY, LLC
CENTENNIAL GAS LIQUIDS ULC
GRAND MESA PIPELINE, LLC
HICKSGAS, LLC
HIGH SIERRA CRUDE OIL & MARKETING, LLC
HIGH SIERRA ENERGY, LP (BY High Sierra Energy GP, LLC, its general partner)
HIGH SIERRA ENERGY MARKETING, LLC
HIGH SIERRA ENERGY OPERATING, LLC
NGL CRUDE CANADA HOLDINGS, LLC
NGL CRUDE CUSHING, LLC
NGL CRUDE LOGISTICS, LLC
NGL CRUDE PIPELINES, LLC
NGL CRUDE TERMINALS, LLC
NGL CRUDE TRANSPORTATION, LLC
NGL ENERGY HOLDINGS II, LLC
NGL ENERGY LOGISTICS, LLC
NGL ENERGY OPERATING LLC
NGL LIQUIDS, LLC
NGL-MA, LLC
NGL-MA REAL ESTATE, LLC
NGL MARINE, LLC
NGL MILAN INVESTMENTS, LLC
NGL-NE REAL ESTATE, LLC
NGL PROPANE, LLC
NGL SHIPPING AND TRADING, LLC
NGL SUPPLY TERMINAL COMPANY, LLC
NGL SUPPLY WHOLESALE, LLC
NGL WATER SOLUTIONS BAKKEN, LLC
NGL WATER SOLUTIONS EAGLE FORD, LLC
NGL WATER SOLUTIONS, LLC
NGL WATER SOLUTIONS PERMIAN, LLC
NGL WATER SOLUTIONS DJ, LLC
NGL WATER SOLUTIONS MID-CONTINENT, LLC
OSTERMAN PROPANE, LLC
TRANSMONTAIGNE LLC
TRANSMONTAIGNE PRODUCT SERVICES LLC
TRANSMONTAIGNE SERVICES LLC
TRANSMONTAIGNE GP L.L.C.

By:	/s/ Atanas H. Atanasov
Name:	Atanas H. Atanasov
Title:	Chief Financial Officer and Treasurer

Signature Page to Amendment No. 8 to Note Purchase Agreement